UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 14, 2019

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On August 14, 2019, Russell Knittel, a director of Synaptics Incorporated (the “Company”), informed the Company that he has decided to retire as a director of the Company and will not stand for re-election to the Company’s Board of Directors (“Board”) at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”). Mr. Knittel will serve out his remaining term as a director, which expires immediately prior to the Annual Meeting. Mr. Knittel’s decision is not related to any disagreement relating to the Company’s operations, policies or practices.

Effective August 19, 2019, Alex Wong has voluntarily resigned his position as Principal Executive Officer of the Company and will resume his position as the Company’s Senior Vice President of Worldwide Operations.

(c)

Effective August 19, 2019, the Board formally appointed Michael Hurlston as President and Chief Executive Officer of the Company. In connection with his appointment, the Company and Mr. Hurlston have executed an offer letter (the “Offer Letter”) and the Board has approved the terms of his compensation under the Offer Letter. The following is a summary of the terms and conditions of employment within the Offer Letter.

Mr. Hurlston will receive a base annual salary of $700,000. He is eligible to receive an annual incentive target of 130% of his base salary for each Company fiscal year, prorated for the Company’s fiscal year 2020. Payment of the incentive will be based on company-wide performance and is ultimately at the discretion of the Board.

Mr. Hurlston will additionally receive the following equity compensation:

Initial equity grant: Effective August 19, 2019, Mr. Hurlston will receive a grant of 59,772 restricted stock units (“RSUs”) and a target amount of 154,985 market stock units (“MSUs”). The RSUs and MSUs will vest annually over four years.

Contingent equity grant: Effective as of the later of (i) August 19, 2019, or (ii) that certain date upon which the acquisition of Finisar Corporation by II-VI Incorporated (the “Acquisition”) has closed, and provided that the Acquisition has closed on or prior to November 9, 2019, Mr. Hurlston will receive an amount of RSUs corresponding to a $5,000,000 equity value and a target amount of MSUs corresponding to a $1,000,000 equity value. The RSUs and MSUs will vest annually over four years, and both grants will fully vest in the event that Mr. Hurlston is terminated without Good Cause or resigns with Good Reason, as those terms are defined in the Synaptics Severance Policy for Principal Executive Officers.

Refresh equity grant: Effective October 31, 2019, Mr. Hurlston will receive an amount of RSUs corresponding to a $1,500,000 equity value, a target amount of MSUs corresponding to a $1,500,000 equity value, and a target amount of performance stock units (“PSUs”) corresponding to a $1,500,000 equity value. The RSUs, PSUs, and MSUs will vest annually over three years.

For all equity awards, MSU achievement will be based on Company total shareholder return performance and PSU achievement will be based on the Company’s attainment of certain levels of non-GAAP earnings per share, each as determined by the Board. The terms, including vesting schedules and performance periods, of the RSU, MSU and PSU awards are as determined by the Board. The vesting of the RSUs, MSUs, and PSUs is contingent on Mr. Hurlston’s continued employment with Synaptics.

The Board additionally designated Mr. Hurlston as an “Executive” under the Synaptics Incorporated Change of Control Severance Policy for Principal Executive Officers and a “Covered Executive” under the Synaptics Incorporated Severance Policy for Principal Executive Officers, the current versions of which have been previously filed by Company. The Company has entered into an indemnification agreement with Mr. Hurlston.

Mr. Hurlston, 52, served as Chief Executive Officer and a member of the Board of Directors of Finisar Corporation from January 2018 to August 2019. Prior to joining Finisar, he served as Senior Vice President and General Manager of the Mobile Connectivity Products/Wireless Communications and Connectivity Division and held senior leadership positions in sales, marketing and general management at Broadcom Limited from November 2001 through October 2017. Prior to joining Broadcom in 2001, Mr. Hurlston held senior marketing and engineering positions at Oren Semiconductor, Inc., Avasem, Integrated Circuit Systems, Micro Power Systems, Exar and IC Works from 1991 until 2001. Mr. Hurlston is also a member of the board of directors of Ubiquiti Networks, Inc. and Vilynx Inc. Mr. Hurlston received a B.S.E.E., an M.S.E.E. and an M.B.A. from the University of California, Davis.

(d)

Effective August 19, 2019, the Board appointed Michael Hurlston as a Class 2 director of the Company with a term expiring immediately prior to the Annual Meeting. In connection with Mr. Hurlston’s appointment, the Board also expanded the number of Class 2 directors of the Company from two to three and the total number of directors of the Company from eight to nine.

Other than the Offer Letter, there are no arrangements or understandings between Mr. Hurlston and other persons pursuant to which Mr. Hurlston was appointed director of the Company’s Board. Mr. Hurlston does not have any relationship or related transaction with the Company that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

(e)

Effective August 19, 2019, the Board adopted the 2019 Inducement Plan (the “Inducement Plan”). The purpose of the Inducement Plan is to provide awards as an inducement material to certain employees of the Company who are entering into employment with the Company or its subsidiaries and to encourage stock ownership by such individuals, thereby aligning their interests with those of the stockholders. The Inducement Plan is intended to comply with Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules, which provide an exception to the Nasdaq Stock Market Listing Rules’ shareholder approval requirement for the issuance of securities with regards to grants to employees of the Company or its subsidiaries as an inducement material to such individuals entering into employment with the Company or its subsidiaries. An individual is eligible to receive an award under the Inducement Plan only if he or she was not previously an employee or director of the Company (or is returning to work after a bona-fide period of non-employment), and an award under the Inducement Plan is a material inducement for him or her to accept employment with the Company.

The Plan will be administered by the Compensation Committee of the Board or by members of the Board consisting solely of at least a majority of the members of the Board who meet the requirements for independence under the Nasdaq Stock Market Listing Rules (for purposes of the Inducement Plan, referred to as the “Committee”). 650,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) have been reserved for issuance under the Inducement Plan, subject to adjustment for stock dividends, stock splits, or other changes in the Company’s Common Stock or capital structure.

Under the Inducement Plan, the Committee may choose to grant option rights, appreciation rights or restricted stock units to eligible individuals, with each grant to be evidenced by an award agreement setting forth the terms and conditions of the grant as determined by the Committee in accordance with the terms of the Inducement Plan.

No grant will be made under the Inducement Plan on or after the tenth anniversary of its effective date. The Board has the authority to amend the Inducement Plan at any time, subject to in certain cases to stockholder approval if then required by the rules and regulations of the Nasdaq Stock Market or another national stock exchange on which the Common Stock is then traded.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Inducement Plan and the forms of Restricted Stock Unit Inducement Award Agreement, Market Stock Unit Inducement Award Agreement and Performance Stock Unit Inducement Award Agreement, each of which are filed as Exhibits 10.31(a), 10.31(b), 10.31(c) and 10.31(d), respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Effective August 19, 2019, the Board approved initial inducement grants of RSUs representing 59,772 shares of Common Stock and target MSUs representing 154,985 shares of Common Stock to Mr. Hurlston, its newly-appointed President and Chief Executive Officer, under the Inducement Plan in accordance with The Nasdaq Stock Market Listing Rule 5635(c)(4).

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.31(a)	Synaptics Incorporated 2019 Inducement Equity Plan(24)

10.31(b)	Form of Restricted Stock Unit Inducement Award Agreement(24)

10.31(c)	Form of Market Stock Unit Inducement Award Agreement(24)

10.31(d)	Form of Performance Stock Unit Inducement Award Agreement(24)

(24)	Incorporated by reference to the registrant’s Form S-8 as filed with the Securities and Exchange Commission on August 16, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Synaptics Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: August 19, 2019	By:	/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Secretary